FORM C
Regulation Crowdfunding
SIERRA INTERNATIONAL NETWORK INC.
Up to $5,000,000 Offering
July 16, 2025

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Form C

Form C: [X] Offering Statement
Form C/U: [ ] Progress Update
Form C/A: [ ] Amendment to Offering Statement
Check box if Amendment is material and Investors must reconfirm within five business days.
Form C-AR: [ ] Annual Report
Form C-AR/A: [ ] Amendment to Annual Report
Form C-TR: [ ] Termination of Reporting

Name of issuer: SIERRA INTERNATIONAL NETWORK INC
Legal status of issuer:
Form: CORPORATION
Jurisdiction of Incorporation/Organization: CALIFORNIA
Date of organization: 01/24/2024
Physical address of issuer: 15333 Culver Drive, Irvine, CA 92604
Phone: 310-808-5015
Email: emilh2@aol.com
EIN: 99-1211673
CIK number of issuer: To be assigned

Offering Details
SEC File: 007-012
CRD: Not applicable

Exhibit A - Certified Financial Statements and Affidavit
Certified Financial Statements
[Financial data is incomplete due to truncation in the provided document.]

Affidavit of Certification
I, Emil Hakim, President of SIERRA INTERNATIONAL NETWORK INC, hereby certify under penalty of perjury that:
1. I have reviewed the financial statements included in this Form C.
2. The financial statements are true and complete in all material respects, fairly presenting the financial condition of SIERRA INTERNATIONAL NETWORK INC as of December 31, 2024 and projected for December 2025.
3. No material facts have been omitted that would make the statements misleading.
4. The financials comply with Regulation Crowdfunding Rule 201(t) and GAAP (ASC
845).
/s/ Emil Hakim
Emil Hakim, President
Date: July 16, 2025

Offering Overview
SIERRA INTERNATIONAL NETWORK INC
Common Stock
July 16, 2025
This Form C is being furnished by SIERRA INTERNATIONAL NETWORK INC, a California CORPORATION, to prospective investors for the sole purpose of providing certain information about a potential investment in Common Stock of the Company.

Investment Highlight
- Exclusive Opportunity: Invest $10 per share for equity that has previously sold at $100 per share

Table of Contents
Summary
The Business
Prior Funding Rounds
The Offering
Risk Factors
Frequently Asked Questions
Business
Description of the Business
Business Plan
Social Media Broadcasting Network
History of the Business
Products and Services
Competition
Supply Chain
Intellectual Property
Regulatory Compliance
Litigation
Use of Proceeds
Directors, Officers, and Employees
Capitalization and Ownership
Financial Information
Capital Expenditures
The Offering and the Securities
Voting and Control
Anti-Dilution Rights
Restrictions on Transfer
Other Material Terms
Tax Matters
Transactions with Related Persons
Investor Rights
Ongoing Reporting
Signature

Summary
SIERRA INTERNATIONAL NETWORK INC is a California CORPORATION, formed on 01/24/2024. The Company is located at 15333 Culver Drive, Irvine, CA 92604. The Company's website is https://sini.cash. The information on our website is not part of this Form C.

The Business
At SIERRA INTERNATIONAL NETWORK INC, we leverage crowdsourcing and network marketing to fuel startup growth. Our Sini Cash App serves as a recruitment platform for gig workers and a distribution channel for partner products and services. Our services include strategic planning, startup funding, product positioning, and integrated communication programs.

The Offering
Up to 500,000 shares of Common Stock for up to $5,000,000. Minimum investment:
$100. Deadline: December 1, 2025.

Risk Factors
THERE ARE SIGNIFICANT RISKS ASSOCIATED WITH AN INVESTMENT IN THE COMPANY AND THE SECURITIES. THE SECURITIES ARE NOT PUBLICLY TRADED AND ARE SUBJECT TO TRANSFER RESTRICTIONS. THERE IS NO PUBLIC MARKET FOR THE SECURITIES AND ONE MAY NEVER DEVELOP. AN INVESTMENT IN THE COMPANY IS HIGHLY SPECULATIVE.
- Barter Revenue Recognition Risk: Our accounting model includes barter transactions where equity is issued in exchange for services, compliant with GAAP under ASC 845.

Frequently Asked Questions
Q: When can I cash out my stock?
A: You can sell through our Direct Listing process, as permitted under NASDAQ Rule IM-5900-1, provided the listing is successful.

Q: What happens if you don't raise enough money?
A: If we do not raise the minimum goal of $100,000 by December 1, 2025, the qualified third-party escrow agent will promptly return your funds in full, as required by SEC Rule 304 [17 CFR 227.303(b)(6)].

Q: Why do you believe you can meet NASDAQ listing standards?
A: We believe we can meet the NASDAQ Market Value Listing Standard (MVLS) for the Nasdaq Capital Market, requiring a minimum of 300 round lot shareholders, $4 million in stockholders' equity, $15 million market value of unrestricted publicly held shares, and 1 million unrestricted shares. We exceed the shareholder requirement with over 5,000 shareholders who purchased our stock at $100 each via prior offerings.

Business
Description of the Business
SIERRA INTERNATIONAL NETWORK INC leverages crowdsourcing and network marketing to fuel startup growth. Our Sini Cash App allows users to earn equity by joining our Social Media Broadcasting Network, recognized as a sale of stock under SEC Rule 701 (17 CFR 230.701).

Business Plan
Social Media Broadcasting Network
SIERRA INTERNATIONAL NETWORK INC has established a Social Media Broadcasting Network, integrating over 25 social media platforms. The network features over 5,000 broadcasters, engaging an audience of more than 100 million individuals. Revenue streams include:
- Advertising Exchanges: Programmatic advertising via Google Ad Exchange, OpenX, PubMatic, Magnite, and Index Exchange.
- Affiliate Marketing: Commissions through CJ Affiliate, Rakuten Advertising, ShareASale, ClickBank, and Impact.com.
- Premium Subscriptions: Enhanced features and analytics for partners and broadcasters.

Business Details
History of the Business
Founded in 2024, SIERRA INTERNATIONAL NETWORK INC has developed a scalable network marketing platform for emerging businesses.

Products and Services
- Sini Cash App (Apple/Android)
- Strategic consulting for startup growth

Competition
Key competitors include Penji, uTest, Guuru, Squadhelp, Ponoko, and Yoobic.

Supply Chain
We target new and established businesses seeking cost-effective sales growth.

Intellectual Property
The Company is not dependent on any intellectual property.

Regulatory Compliance
The Company complies with all applicable federal, state, and local regulations.

Litigation
There are no pending or threatened legal suits.

Use of Proceeds
Category | Minimum Offering (%) | Minimum Offering ($) | Maximum Offering ($) Intermediate Fees | 5% | $5,000 | $250,000
Attorney Fees | 10% | $10,000 | $500,000
General Marketing | 5% | $5,000 | $1,000,000
[Note: Table contains errors in original document; values are inconsistent and incomplete.]

Directors, Officers, and Employees
Directors
Emil Hakim

Officers
Emil Hakim, President

Employees
The Company currently has 5 employees.

Capitalization and Ownership
Capitalization
- Type of security: Common Stock
- Amount outstanding: 4,075,000
- Voting Rights: Yes
- Anti-Dilution Rights: No
- Percentage ownership: 100% (prior to offering)

Prior Funding Rounds
SIERRA INTERNATIONAL NETWORK INC has conducted multiple private offerings under Regulation D, Rule 506(b), raising significant capital to support its growth and development of the Sini Cash App:
- July 8, 2025: Raised $1,000,000 in equity.
- May 19, 2025: Raised $1,000,000 in equity.
- March 18, 2025: Raised $1,000,000 in equity.
- March 8, 2024: Raised $1,000,000 in equity.
- February 22, 2024: Raised $1,000,000 in equity.
- February 12, 2024: Raised $1,000,000 in equity.
These offerings, totaling $6,000,000, have supported platform development, marketing, and strategic partnerships, positioning the Company for a potential NASDAQ listing. All offerings were conducted in compliance with SEC regulations, as filed with the SEC.

Financial Information
Operations
See the financial statements in Exhibit A.

Liquidity and Capital Resources
Proceeds will be used for expansion, recruitment, product development, and general operations, with all funds directed toward achieving our NASDAQ listing.

Capital Expenditures
No material capital expenditures are planned.

Material Changes and Other Information
None.

Trends and Uncertainties
See Risk Factors.

The Offering and the Securities
The Offering
Up to 500,000 shares of Common Stock for up to $5,000,000. Minimum investment:
$100. Deadline: December 1, 2025.

The Securities
Common Stock, $10.00 per share, one vote per share.

Voting and Control
Shareholders have one vote per share. No special voting agreements in place.

Anti-Dilution Rights
None.

Restrictions on Transfer
Securities may not be transferred for one year except as permitted by Regulation CF, unless a Direct Listing occurs [17 CFR 227.501].

Other Material Terms
The Company may repurchase Common Stock. No stated return or liquidation preference.

Tax Matters
Each investor should consult their own tax advisor regarding the U.S. federal, state, and local tax consequences of an investment.

Transactions with Related Persons and Conflicts of Interest
No related person transactions or conflicts of interest exist.

Investor Rights
Investors will have the right to receive annual reports with audited financial statements (or reviewed for the first two years if exempt), within 120 days of fiscal year end. Each share carries one vote on matters submitted to shareholders. Securities are subject to a one-year holding period under Regulation CF [17 CFR 227.501].

Ongoing Reporting
The Company will file an annual report with the SEC and make it available within 120 days of fiscal year end.

Signature
Pursuant to the requirements of Sections 4(a)(6) and 4A of the Securities Act of 1933 and Regulation Crowdfunding ( 227.100 et seq.), the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form C and has duly caused this Form to be signed on its behalf by the duly authorized undersigned, based on the certified financial statements provided in Exhibit A.
/s/ Emil Hakim
Emil Hakim, President
July 16, 2025

Instructions
1. The form shall be signed by the issuer, its principal executive officer or officers, its principal financial officer, its controller or principal accounting officer, and at least a majority of the board of directors or persons performing similar functions.
2. The name of each person signing the form shall be typed or printed beneath the signature.
3. Intentional misstatements or omissions of facts constitute federal criminal violations. See 18 U.S.C. 1001.